Exhibit 3.2

BYLAWS

OF

BEVERLY FINANCIAL, INC.

ARTICLE I

MEETINGS OF THE SHAREHOLDERS

Section 1. Annual Meeting. An annual meeting of the shareholders of Beverly Financial, Inc. (the “Corporation”), for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on such date, time and place (other than a legal holiday or day of religious significance) as the Board of Directors shall designate.

Section 2. Special Meetings. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of shareholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter, the “Whole Board”) or otherwise as set forth in the Articles of Organization. The hour, date and place of any special meeting and the record date for determining the shareholders having the right to notice of and to vote at any such meeting shall be determined by the Board of Directors or the President. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.

Section 3. Notice of Meetings; Waiver. Notice of the place, date and time of all meetings of the shareholders shall be given no fewer than seven days nor more than 60 days before the date on which the meeting is to be held to each shareholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by Chapter 156B of the Massachusetts General Laws, other applicable law, or the Articles of Organization of the Corporation). Except as otherwise provided herein or permitted by the Massachusetts General Laws, notice to shareholders shall be in writing and delivered personally or mailed to the shareholders at their address appearing on the books of the Corporation. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Notice of any meeting need not be given to any shareholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the shareholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 4. Adjournments. Any meeting of the shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 5. Quorum. At any meeting of the shareholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The shareholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

Section 6. Organization. The President or, in the absence of the President, the Chairman of the Board of the Corporation or, in his or her absence, a Vice President of the Corporation, shall call to order any meeting of the shareholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints. The chairman of the meeting shall have the power, among other things, to adjourn such meeting at any time and from time to time. The order of business and all other matters of procedure at every meeting of shareholders shall be determined by the chairman of the meeting.

Section 7. Conduct of Meetings.

(a) The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

(b) At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting: (i) by or at the direction of the Board of Directors; or (ii) by any shareholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 7(b). For business to be properly brought before an annual meeting by a shareholder, the business must relate to a proper subject matter for shareholder action and the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be received at the principal executive offices of the Corporation not less than 90 calendar days in advance of the date of the Corporation’s proxy statement which was released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, with respect to the Corporation’s first annual meeting of shareholders, to be timely notice shall be received at the principal executive offices of the Corporation not less than 90 days prior to the date of the annual meeting except that in the event less than 120 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

A shareholder’s notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (B) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (C) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such shareholder; and (D) and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made.

At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) as a result of a written application for a special meeting brought by shareholders in accordance with the Articles of Organization. Any such written application for a special meeting by one or more shareholders shall set forth as to each matter proposed to be brought before the special meeting the information described in subsections (A) through (D) of this Section 7(b).

Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at a meeting of shareholders except in accordance with the provisions of this Section 7(b). The President of the Corporation or other person presiding over the meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7(b) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

(c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders at which Directors are to be elected only: (i) by or at the direction of the Board of Directors; or (ii) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 7(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be received at the principal executive offices of the Corporation not less than 90 calendar days in advance of the date of the Corporation’s proxy statement which was released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, with respect to the Corporation’s first annual meeting of shareholders, to be timely notice shall be received at the principal executive offices of the Corporation not less than 90 days prior to the date of the annual meeting except that in the event less than 120 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth: (i) as to each person whom such shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the shareholder giving notice of (x) the name and address, as they appear on the Corporation’s books, of such shareholder and (y) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section 6(c). The Officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall declare to the meeting and the defective nomination shall be disregarded.

(d) Nothing contained in this Section 7 shall require proxy materials distributed by the management of the Corporation to include any information with respect to nominations or other proposals by shareholders.

Section 8. Voting; Proxies. Unless otherwise required by law or the Articles of Organization the election of directors shall be decided by a plurality of the votes cast at a meeting of the shareholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Articles of Organization or these Bylaws, any matter, other than the election of directors, brought before any meeting of shareholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Each shareholder entitled to vote at a meeting of shareholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 9. Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of shareholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of shareholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 10. Record Date. The Board of Directors may fix in advance a time of not more than 60 days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or the making of any distribution to shareholders, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

If no record date is fixed and the transfer books are not closed, (a) the record date for determining shareholders having the right to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

Section 11. List of Shareholders. The officer who has charge of the stock ledger shall prepare and make available, beginning two (2) business days after notice is given of the meeting, a complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, beginning two (2) business days after notice is given of the meeting, either on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the principal place of business of the Corporation. If the meeting is held at a location where shareholders may attend in person, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the shareholders entitled to examine the list of shareholders required by this Section 11 or to vote in person or by proxy at any meeting of shareholders.

ARTICLE II

BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be under the direction of its Board of Directors. The Board of Directors may annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings. In the absence of a Chairman of the Board, meetings of the Board of Directors will be chaired by a Director selected by the Board of Directors from among its members. The Board of Directors may adopt such rules and procedures, not inconsistent with the Articles of organization, these by-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 2. Number; Classes; Term of Office. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. The Directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of shareholders, the term of office of the second class to expire at the annual meeting of shareholders one year thereafter and the term of office of the third class to expire at the annual meeting of shareholders two years thereafter, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of shareholders, commencing with the first annual meeting, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified. No person shall be eligible for election, reelection, appointment or reappointment to the Board if such person reached 75 years of age or older on the date of the annual meeting of shareholders of the year in which such person seeks election, reelection, appointment or reappointment to the Board.

Section 3. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any class or series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, although less than a quorum; provided, however, that if there is an Interested Shareholder, such action shall also require the affirmative vote of a majority of the Disinterested Directors then in office. A Director so elected shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or the new directorship was created and until the director’s successor shall have been elected and qualified. No decrease in the number of authorized Directors constituting the Board shall shorten the term of any incumbent Director.

Section 4. Resignation; Removal. Any Director may resign at any time by notice given in writing to the Board of Directors, its chairman, or to the Corporation. Such resignation shall take effect when delivered unless the notice specifies a later effective date. A Director may be removed only for cause as provided Corporation’s Articles of Organization.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by a majority of the Directors then in office or by the President and shall be held at such place, on such date, and at such time as they or he/she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each Director by whom it is not waived by mailing written notice in person or by telephone or sent to his or her business or home address by telecommunication at least two (2) days in advance of the meeting, or by written notice mailed to his or her business or home address at least three (3) days in advance of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 7. Telephonic Meetings. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting but shall not constitute attendance for the purpose of compensation pursuant to Section 12 of this Article II, unless the Board of Directors by resolution so provides.

Section 8. Notices; Waiver. Subject to Section 6 of this Article II, whenever notice is required to be given to any director by applicable law, the Articles of Organization or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, facsimile, e-mail or by other means of electronic transmission. Whenever the giving of any notice to Directors is required by applicable law, the Articles of Organization or these Bylaws, a waiver thereof, given by the Director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 9. Quorum; Vote Required for Action. At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof. Except as otherwise expressly required by these Bylaws, the Articles of Organization or by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, respectively, in the minute books of the Corporation.

Section 11. Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 12. Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 13. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention has been entered in the minutes of the meeting or unless he or she has filed a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or has forwarded such dissent by registered mail to the Secretary of the Corporation within five (5) days after the date such dissenting Director receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE III

COMMITTEES

Section 1. Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the Whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Conduct of Business. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV

OFFICERS

Section 1. Generally. The officers of the Corporation shall be elected annually by the Board of Directors and shall include a President, a Treasurer and a Secretary. The Board of Directors, in its discretion, may also elect a Chairman (who must be a director), one or more Vice Chairmen (who must be directors) and one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and other officers. Each officer shall hold office until such person’s successor is appointed or until such person’s earlier resignation, death or removal. Any number of offices may be held by the same person. Any officer may resign at any time upon written notice to the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board.

Section 2. Chairman of the Board. The Chairman of the Board shall have the power to preside at all meetings of the Board and shall have such other powers and duties as provided in these Bylaws and as the Board may from time to time prescribe.

Section 3. President. Unless otherwise designated by the Board, the President shall be the Chief Executive Officer of the Corporation. The President shall, subject to the direction of the Board, have responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to him or her by the Board. The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of the Board and of shareholders. The President shall perform such other duties and shall have such other powers as the Board may from time to time prescribe. He or she shall have power to sign stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board.

Section 4. Vice Presidents. Each Vice President shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors or the Chief Executive Officer. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

Section 5. Treasurer. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide. The Treasurer shall also perform such other duties as the Board of Directors may from time to time designate. Any Vice Treasurer and any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 6. Secretary. The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors or the President.

Section 7. Other Officers. The Board of Directors may appoint one or more other Officers who shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors or the President.

Section 8. Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any Officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

Section 9. Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 10. Removal. Any officer of the Corporation shall serve at the pleasure of the Board and may be removed at any time, with or without cause, by the Board. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

ARTICLE V

STOCK CERTIFICATES AND THEIR TRANSFER

Section 1. Certificates Representing Shares. The shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the adoption of such resolution by the Board, every holder of stock that is a certificated security shall be entitled to have a certificate signed by or in the name of the Corporation by the chairperson or vice-chairperson of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such shareholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 2. Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 3. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Corporate Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

Section 2. Reliance Upon Books, Reports and Records. Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 4. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other instruments and obligations to be entered into by the Corporation in the ordinary course of its business without Board of Directors action may be executed on behalf of the Corporation by the Chairman of the Board, President, any Vice President, Treasurer or any other Officer, employee or agent of the Corporation as the Board of Directors may authorize.

Section 5. Dividends. Subject to applicable law and the Articles of Organization, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, unless otherwise provided by applicable law or the Articles of Organization.

Section 6. Conflict with Applicable Law or Articles of Organization. These Bylaws are adopted subject to any applicable law and the Articles of Organization. Whenever these Bylaws may conflict with any applicable law or the Articles of Organization, such conflict shall be resolved in favor of such law or the Articles of Organization.

Section 7. Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Articles of Organization, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Articles of Organization, that are not themselves invalid, illegal, unenforceable or in conflict with the Articles of Organization) shall remain in full force and effect.

Section 8. Interested Shareholder and Disinterested Directors. As used in these Bylaws, the terms “Interested Shareholder” and “Disinterested Director” shall have the same respective meanings assigned to them in the Articles of Organization. Any determination of beneficial ownership of securities under these Bylaws shall be made in the manner specified in the Articles of Organization.

ARTICLE VII

AMENDMENTS

Section 1. Amendment by Directors. The Bylaws of the Corporation may be amended or repealed by the affirmative vote of two-thirds of the whole Board at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Shareholder, in which case such action shall also require the affirmative vote of a majority of the Disinterested Directors (as such term is defined in the Articles of Organization) then in office at such meeting. Not later than the time of giving notice of the annual meeting of shareholders next following the amending or repealing by the Directors of any Bylaw, notice thereof stating the substance of such change shall be given to all shareholders entitled to vote on amending the Bylaws.

Section 2. Amendment by Shareholders. The Bylaws of the Corporation may be amended or repealed at a duly constituted meeting of shareholders called expressly for such purpose, by the affirmative vote of at least two-thirds of the total voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.